Exhibit 99.1

Calorie Burning Celsius Expands Management Team

Delray Beach, FL—January 7, 2009: Celsius Holdings, Inc. (OTC BB: CSUH) announced Jeff Perlman joined the company as its Chief Operating Officer. Mr. Perlman, a former mayor of Delray Beach, has a multi-faceted background in marketing, strategic planning, management, branding, public relations and publishing. At the same time, Richard McGee, former COO of the company will concentrate on his role as President of Field Operations.

Prior to joining Celsius, Perlman served as Vice President for New Product Development for BRN Media Group, a privately held media company. He worked on print, niche and digital media products for the company working on new distribution channels, business partnerships and community relations. He managed 95 people and positioned the company for acquisition in 2001.

In 2000, he was elected to the Delray Beach, Florida City Commission and was re-elected four times. He served as mayor of this city of 65,000 from 2003-2007 winning national acclaim for his business development efforts, innovative policies and efforts to market the city. He was Florida Mayor of the Year, a finalist for World Mayor of the Year in 2004, and was featured on Fast Company magazine’s website for his entrepreneurial approach to government. Mr. Perlman had fiduciary responsibilities for a $120 million annual operating budget, 900 employees and over $200 million worth of pension investments. When he left office due to term limits in 2007, he formed Community Ventures Inc., a consulting firm that has worked on a variety of projects ranging from real estate developments in South Florida, the creation of a new glossy magazine and the creation of America’s first eco-sustainable city, Destiny, a 43,000 acre new city in Central Florida that is a joint venture between the founder of Subway restaurants and the Land Company of Osceola.

“I am thrilled to be joining Celsius,” said Perlman. “I love the product and the management team and look forward to helping us build the company and the brand.”

According to Celsius CEO Steve Haley, “It is great to have Jeff formally join the company. We have been working together for a while now as he is part of the CDS team that has been helping to position us for growth. Jeff is already up to speed on many of the initiatives that we are driving and with this addition, Dick will be able to focus more aggressively on growing our distribution network. It is an honor to work with such a strong management team.”

About Celsius Holdings, Inc.

Celsius Holdings, Inc. (OTCBB:CSUH.OB) markets Celsius®, the original, great tasting calorie burner that is backed by science, through its wholly-owned operating subsidiary, Celsius, Inc. Celsius Inc. is dedicated to providing healthier, everyday refreshment through science and innovation. Information about Celsius Holdings, Inc. is available at our website. More information about Celsius, the original, great tasting calorie burner, is available at http://www.celsius.com

Forward-looking Statements

This press release may contain statements, which are not historical facts and are considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements contain projections of Celsius Holdings' future results of operations, financial position or state other forward-looking information. In some cases you can identify these statements by forward-looking words such as ``anticipate,'' ``believe,'' ``could,'' ``estimate,'' ``expect,'' ``intend,'' ``may,'' ``should,'' ``will,'' and ``would'' or similar words. You should not rely on forward-looking statements because Celsius Holdings' actual results may differ materially from those indicated by these forward-looking statements as a result of a number of important factors. These factors include, but are not limited to: general economic and business conditions; our business strategy for expanding our presence in our industry; anticipated trends in our financial condition and results of operation; the impact of competition and technology change; existing and future regulations effecting our business, and other risks and uncertainties discussed in the reports Celsius Holdings files from time to time with the Securities and Exchange Commission. Celsius Holdings does not intend to and undertakes no duty to update the information contained in this press release.

Contact Info:
Media: Kim Morgan, 561-750-9800x233 kmorgan@transmediagroup.com
Celsius Holdings, Inc.: Jan Norelid, 866-4-CELSIUS jnorelid@celsius.com